As filed with the Securities and Exchange Commission on May 11, 2007.

Registration No. 333-89290

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
TO FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INVESTMENT TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-2848406
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

380 Madison Avenue

New York, New York 10017

(Address, including zip code, of Principal Executive Offices)

Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan
(Full Title of the Plan)

P. Mats Goebels, Esq.
Investment Technology Group, Inc.
380 Madison Avenue
New York, New York 10017
(212) 588-4000

(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

EXPLANATORY NOTE

A total of 12,500,000 shares of common stock of Investment Technology Group, Inc., or the Company, were registered by the Company’s Registration Statement on Form S-8, File No. 333-89290, to be issued in connection with the Investment Technology Group, Inc. 1994 Stock Option and Long-term Incentive Plan, as amended and restated, and the Investment Technology Group, Inc. Non-Employee Directors’ Stock Option Plan, as amended and restated, or the Prior Plans. On May 8, 2007, the Company’s stockholders approved the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, or the 2007 Plan, into which the Prior Plans were merged.  The 2007 Plan does not authorize any additional shares in excess of the shares covered by the Prior Plans.  This Post-Effective Amendment No. 2 to Registration Statement No. 333-89290 is filed to reflect the fact that the Company has merged the Prior Plans into the 2007 Plan.  However, no additional shares are being registered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information required by the instructions to Part I of Form S-8 will be sent or given to participants in the 2007 Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission, or the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(1)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)                                  The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

(3)                                  The Company’s Current Reports on Form 8-K filed with the Commission on January 10, 2007, January 23, 2007, February 8, 2007, February 15, 2007, March 5, 2007, March 8, 2007, April 10, 2007 and May 8, 2007.

(4)                                  The description of the common stock of the Company contained in the Company’s Registration Statement on Form S-4 (No. 333-74723, filed with the Commission on March 19, 1999), including any other amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration

Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                    Description of Securities.

Not Applicable.

Item 5.                    Interests of Named Experts and Counsel.

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by P. Mats Goebels, Managing Director, General Counsel and Secretary of the Company. As of May 11, 2007, Mr. Goebels beneficially owned 20,131 shares of the Company’s common stock, representing less than 1% of the total outstanding shares of the Company’s common stock.

Item 6.                    Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware.  Sections 102 and 145 of the Delaware General Corporation Law (the “DGCL”) set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

Generally, Section 145 of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Generally, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions became effective.

Section 145 of the DGCL provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the DGCL.

Our certificate of incorporation, as amended, provides for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. Our certificate of incorporation provides that we shall indemnify our directors and officers to the maximum extent now or hereafter permitted by law.

We maintain directors’ and officers’ liability insurance covering all of our directors and officers against claims arising out of the performance of their duties.

Item 7.                    Exemption from Registration Claimed.

Not Applicable.

Item 8.                    Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.

Exhibit Number	Description

4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 1999)
4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3 to the Form 8-K dated February 15, 2007)
4.3	Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 27, 2007)
5.1*	Opinion of General Counsel of the Company
23.1*	Consent of KPMG LLP
23.2*	Consent of General Counsel of the Company (included in Exhibit 5.1)
24.1	Power of Attorney (included on page II-5 of the original filing of this Registration Statement)

*  Filed herewith.

Item 9.                    Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2007.

INVESTMENT TECHNOLOGY GROUP, INC.

By	/s/ Robert C. Gasser
Name: Robert C. Gasser
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert C. Gasser	Chief Executive Officer, President and Director	May 11, 2007
Robert C. Gasser	(Principal Executive Officer)

/s/ Howard C. Naphtali	Managing Director and Chief Financial Officer	May 11, 2007
Howard C. Naphtali	(Principal Financial Officer)

/s/ Angelo Bulone	Managing Director and Controller	May 11, 2007
Angelo Bulone	(Principal Accounting Officer)

/s/ J. William Burdett	Director	May 11, 2007
J. William Burdett

/s/ William I Jacobs	Director	May 11, 2007
William I Jacobs

/s/ Timothy L. Jones	Director	May 11, 2007
Timothy L. Jones

/s/ Robert L. King	Director	May 11, 2007
Robert L. King

/s/ Kevin J.P. O’Hara	Director
Kevin J.P. O’Hara		May 11, 2007

/s/ Maureen O’Hara	Chairman
Maureen O’Hara		May 11, 2007

/s/ Brian Steck	Director
Brian Steck		May 11, 2007

INVESTMENT TECHNOLOGY GROUP, INC.

INDEX TO EXHIBITS

The following is the Index to Exhibits filed as part of this Registration Statement on Form S-8.

Exhibit Number	Description

4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 1999)
4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3 to the Form 8-K dated February 15, 2007)
4.3	Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 27, 2007)
5.1*	Opinion of General Counsel of the Company
23.1*	Consent of KPMG LLP
23.2*	Consent of General Counsel of the Company (included in Exhibit 5.1)
24.1	Power of Attorney (included on page II-5 of the original filing of this Registration Statement)

*  Filed herewith.